Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91558, 333-188989, 333-204208, 333-218537, 333-231704, 333-258583, 333-266689, 333-273809, 333-281386 and 333-289426) of Akamai Technologies, Inc. of our report dated February 20, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 20, 2026